                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement") is made and entered into as of September 17, 2003 (the "Effective Date") by and between Araios, Inc., a Delaware corporation ("Employer"), and Mark A. Tepper, an individual ("Employee").

         WHEREAS, Employer desires to engage Employee as its President, and Employee is willing to be so engaged by Employer, on the terms set forth in this Agreement.

         NOW, THEREFORE, upon the above premises, and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows.

         1. Engagement. Effective as of the Effective Date, Employer hereby engages Employee as Employer's President and Employee hereby accepts such employment.

         2. Duties; Place of Employment. Employee shall perform such duties as are customarily performed by the President of a company such as Employer as are delegated to him from time to time by Employer's Chief Executive Officer or, in the absence of a Chief Executive Officer, the Chief Executive Officer of CytRx Corporation, the parent corporation of Employer ("CytRx"), and Employer's Board of Directors, which shall include, without limitation, the duties described on
Schedule 1 to this Agreement. Employee shall perform such duties in a professional business-like manner and to the best of his ability. Employee shall report to Employer's Chief Executive Officer or, in the absence of a Chief Executive Officer, to the Chief Executive Officer of CytRx. Employee understands and agrees that his duties and authority hereunder will be modified in the event Employer engages a Chief Executive Officer, so that Employee's duties and authority are not inconsistent with those of such Chief Executive Officer. Employee's services hereunder shall be rendered primarily at Employer's principal executive offices in Worcester, Massachusetts, or its environs, and to a lesser extent, at Parent's principal executive offices in Los Angeles, California. Except for travel to and from Los Angeles, and otherwise, when and as required in the performance of Employee's duties hereunder, Employer shall have no right to require Employee to serve the Employer at any office or location other than as set forth above.

         3. Time and Efforts. Employee shall devote all of his business time, efforts, attention and energies to Employer's business and the discharge of his duties hereunder. Employee's services shall be exclusive to Employer during the term of this Agreement. Notwithstanding the foregoing, Employee shall be entitled to serve without compensation on the board of directors of not more than three profit or non-profit entities which do not compete with the Company or CytRx in the field of treatment, prevention or diagnosis of any disease indication for which the Company or CytRx is seeking to develop or market products (the "Field"), provided that such service does not entail a substantial time commitment on Employee's part and subject to having first obtained the consent of Employer, which consent shall not unreasonably be withheld.

         4. Term. The term (the "Term") of Employee's employment hereunder shall commence on the Effective Date and shall expire on the second anniversary thereof, unless (a) either Employer or Employee notifies the other at least 30 days prior to the first anniversary of the date of this Agreement of its or his intention that this Agreement expire on the first anniversary of the date of this Agreement, which shall then be the expiration date or (b) sooner terminated in accordance with Section 6. Neither party shall have any obligation to extend or renew this Agreement.

         5. Compensation. As the total consideration for Employee's services rendered hereunder, Employer shall pay or provide Employee the following compensation and benefits:

              5.1. Salary. Employer shall pay Employee an annual salary of Two Hundred Thousand Dollars ($200,000), in equal semi-monthly installments on the 15th day and the last day of each calendar month during the Term, with the first such installment and final salary payment at the end of the Term to be adjusted pro rata in the event the Term does not commence on the first day of a calendar month.

              5.2. Bonus Compensation. Employer shall pay Employee a bonus at the completion of each year of the Term, provided that Employee remains in the continuous employ of Employer through such respective dates. The amount of the bonus will be determined by Employer's Chief Executive Officer or, in the absence of a Chief Executive Officer, by the Chief Executive Officer of CytRx, and approved by Employer's Board of Directors (based on the personal performance of Employee and the overall performance of Employer for the applicable period), with a target bonus for each year of $50,000 upon successful performance by Employer and Employee of the milestones set forth on Schedule 2 to this Agreement.

              5.3. Stock Options. CytRx shall grant Employee as of the Effective Date a nonqualified stock option (the "Option") to purchase approximately 140,000 shares of CytRx's common stock under CytRx's 2000 Long-Term Incentive Plan (the "Plan") and upon CytRx shareholder approval of an increase in the size of the Plan (which is anticipated to occur during the fourth quarter of 2003), an additional nonqualified stock option under the Plan (the "Additional Option") to purchase a number of shares of CytRx common stock equal to the difference between 400,000 shares and the number of shares covered by the Option. Subject to Section 6, the shares covered by the Option and the Additional Option shall vest and become exercisable as to 1/3rd of the shares covered thereby on each of the first, second and third annual anniversaries of the Effective Date, respectively, provided, in each case, that Employee remains in the continuous employ of Employer through such date. The exercise price of the Option shall be equal to the closing price of CytRx's common stock on the Effective Date as reported by Nasdaq, and the exercise price of the Additional Option shall be equal to the closing price of CytRx's common stock on the date of its grant as reported by Nasdaq, but not less than the exercise price of the Option. In the event the exercise price of the Additional Option is higher than the exercise price of the Option, CytRx will, if permitted by the Plan, issue an additional nonqualified stock option, stock appreciation right or other compensatory security, or some combination of the foregoing, under the Plan, that to the maximum extent feasible, puts Employee in the same economic and tax position as if the Additional Option had the same exercise price as the Option. The Option and Additional Option each shall have a term of ten years from the Effective Date and such other terms as shall be determined by CytRx's Board of Directors (or the Compensation Committee of CytRx's Board of Directors) in its sole discretion and set forth in the stock option agreements evidencing the Option and Additional Option.

              5.4. Expense Reimbursement. Employer shall reimburse Employee for reasonable and necessary business expenses incurred by Employee (excluding any car allowance or commuting expenses) in connection with the performance of Employee's duties in accordance with Employer's usual practices and policies in effect from time to time.

              5.5. Vacation. Employee shall be entitled to three (3) weeks vacation during the Term, without loss of salary or bonus hereunder, plus holidays, sick leave and personal days as determined in accordance with Employer's usual practices and policies in effect from time to time during the Term.

              5.6. Insurance Benefits. Employee shall be eligible to participate in any medical, dental, life and disability insurance and other benefits made available by Employer to all of its senior executive employees under its group plans or otherwise in effect during the Term. However, until such time as Employer provides a group plan life insurance coverage for Employee, Employer shall reimburse Employee for up to $150 per month for any term life insurance policy maintained by Employee. Employee acknowledges and agrees that, although Employer plans to obtain such insurance and maintain such other benefits, no such plans are currently in effect, and that any such plans put into effect may be modified or terminated by Employer at any time in its discretion.

              5.7. Tax Withholding. Employer shall have the right to deduct from the compensation and benefits due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation or benefits of Employee.

         6. Expiration and Termination. This Agreement may be terminated as set forth in this Section 6.

              6.1. Termination by Employer for Cause. Employer may terminate Employee's employment hereunder for "Cause" upon notice to Employee. "Cause" for this purpose shall mean any of the following:

              (a) Employee's breach of any material term of this Agreement; provided that the first occasion of any particular breach shall not constitute such Cause unless Employee shall have previously received written notice from Employer stating the nature of such breach and affording Employee at least ten days to correct such breach;

              (b) Employee's conviction of, or plea of guilty or nolo contendere to, any misdemeanor, felony or other crime of moral turpitude;

              (c) Employee's act of fraud or dishonesty injurious to Employer or its reputation;

              (d) Employee's continual failure or refusal to perform his material duties as required under this Agreement after written notice from Employer stating the nature of such failure or refusal and affording Employee at least ten days to correct the same;

              (e)   Employee's   act  or  omission   that,  in  the   reasonable
determination of Employer's Board of Directors, indicates alcohol or drug abuse by Employee; or

              (f) Employee's act or personal conduct that, in the judgment of Employer's Board of Directors, gives rise to a material risk of liability of Employee or Employer under federal or applicable state law for discrimination, or sexual or other forms of harassment, or other similar liabilities to subordinate employees.

         Upon termination of Employee's employment by Employer for Cause, all compensation and benefits to Employee hereunder shall cease and Employee shall be entitled only to payment, not later than three days after the date of termination, of any accrued but unpaid salary and unused vacation as provided in Sections 5.1 and 5.5 as of the date of such termination.

              6.2. Termination by Employer without Cause. Employer may also terminate Employee's employment without Cause upon notice to Employee. Upon termination of Employee's employment by Employer without Cause, all compensation and benefits to Employee hereunder shall cease and Employee shall be entitled to
(a) payment of (1) any accrued but unpaid salary and unused vacation as provided in Sections 5.1 and 5.5 as of the date of such termination, which shall be due and payable upon the effective date of such termination, and (2) an amount, which shall be due and payable within ten days following the effective date of such termination, equal to the salary that would otherwise be payable as provided in Section 5.1 for the period (the "Severance Period") commencing on the date of termination of Employee's employment and ending on the six-month anniversary of such date, and (b) continued participation, at Employer's cost and expense, during the Severance Period in any Employer-sponsored group benefit plans in which Employee was participating as of the date of termination. Notwithstanding anything to the contrary set forth in Section 5.3, in the event Employee's employment is terminated by Employer without Cause, the Option and Additional Option shall thereupon vest and become immediately exercisable as to 1/6th of the shares covered thereby which have not already vested in accordance with the respective terms of the Option and the Additional Option. If, for example, Employer were to terminate Employee's employment without Cause at any time prior to the first annual anniversary of the date of this Agreement, the Option would thereupon become vested and immediately exercisable as to 23,333 shares of CytRx common stock covered thereby (assuming the Option is for 140,000 shares originally) and the Additional Option would thereupon become vested and immediately exercisable as to 43,334 shares of CytRx common stock covered therby. In the event Employer substantially modifies Employee's responsibilities or reduces Employee's compensation in breach of this Agreement, or otherwise breaches this Agreement, Employee may, unless such breach is cured by Employer within ten days after written notice from Employee, terminate this Agreement, which shall be deemed to be a termination without Cause. In this regard, however, Employee acknowledges and agrees that, in the event Employer hires a Chief Executive Officer, Employee's obligations hereunder will be changed as contemplated in Section 2 and that such change shall not be deemed to be a breach of this Agreement.

              6.3. Death or Disability. Employee's employment will terminate automatically in the event of Employee's death or upon notice from Employer in event of his permanent disability. Employee's "permanent disability" shall mean his inability to fully perform his duties hereunder for any period of at least 75 consecutive days or for a total of 90 days, whether or not consecutive. Upon termination of Employee's employment as aforesaid, all compensation and benefits to Employee hereunder shall cease and Employer shall pay to the Employee's heirs or personal representatives, not later than ten days after the date of termination, any accrued but unpaid salary and unused vacation as provided in Sections 5.1 and 5.5 as of the date of such termination.

         7. Inventions. Employee shall promptly disclose to Employer, and hereby assigns and agrees to assign to Employer (or as otherwise directed by Employer), his full right, title and interest to all Inventions (as defined below). Employee agrees to cooperate fully with Employer, its attorneys and agents, in the preparation and filing of all papers and other documents as may be required to perfect Employer's rights in and to any of such Inventions, including, but not limited to, execution of any and all applications for domestic and foreign patents, copyrights or other proprietary rights and the performance of such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by Employer to assign the Inventions to Employer and to permit Employer to file, obtain and enforce any patents, copyrights or other proprietary rights in the Inventions, all at Employer's expense. Employee hereby designates Employer as his agent, and grants to Employer a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, for the purpose of effecting any such assignment hereunder from Employee to Employer. "Inventions" shall mean, for purposes of this Section 7, ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, trade secrets, apparatus, developments, techniques, methods, biological processes, cell lines, laboratory notebooks and formulas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by Employee (whether alone or with others) during the Term and/or as a result of confidential information (as referred to in Section 8 hereof) received from Employer (as defined therein). Employee agrees to not use or incorporate any third party proprietary information into any Inventions or to disclose such information to Employer. Upon termination of this Agreement with Employer, Employee shall provide to Employer in writing a full, signed statement of all Inventions in which Employee participated prior to termination of this Agreement.

         8. Confidentiality; Non-Compete. While this Agreement is in effect and for a period of five years thereafter, Employee shall hold and keep secret and confidential all "trade secrets" (within the meaning of applicable law) and other confidential or proprietary information of Employer and shall use such information only in the course of performing Employee's duties hereunder; provided, however, that with respect to trade secrets, Employee shall hold and keep secret and confidential such trade secrets for so long as they remain trade secrets under applicable law. Employee shall maintain in trust all such trade secrets or other confidential or proprietary information, as Employer's property, including, but not limited to, all documents concerning Employer's business, including Employee's work papers, telephone directories, customer information and notes, and any and all copies thereof in Employee's possession or under Employee's control. Upon the expiration or earlier termination of Employee's employment with Employer, or upon request by Employer, Employee shall deliver to Employer all such documents belonging to Employer, including any and all copies in Employee's possession or under Employee's control. For purposes of Sections 7, 8 and 9, the term "Employer" shall also include CytRx and its affiliates. During the Term and for a one-year period thereafter (unless Employer terminates this Agreement without Cause), Employee shall not be employed with or serve as a consultant to or be a 5% or greater shareholder of any entity that is competing, directly or indirectly, with Employer in the Field, and Employee shall not solicit any employee of Employer for employment with any other entity.

         9. Equitable Remedies; Injunctive Relief. Employee hereby acknowledges and agrees that monetary damages are inadequate to fully compensate Employer for the damages that would result from a breach or threatened breach of this Agreement and, accordingly, that Employer shall be entitled to equitable remedies, including, without limitation, specific performance, temporary restraining orders, and preliminary injunctions and permanent injunctions, to enforce such Section without the necessity of proving actual damages in connection therewith. This provision shall not, however, diminish Employer's right to claim and recover damages or enforce any other of its legal or equitable rights or defenses.

         10. Indemnification; Insurance. Employer and Employee acknowledge that, as the President of the Employer, Employee shall be a corporate officer of Employer and, as such, Employee shall be entitled to indemnification to the full extent provided by Employer to its officers, directors and agents under the Employer's Certificate of Incorporation and Bylaws as in effect as of the date of this Agreement. Subject to his insurability thereunder, effective the Effective Date, Parent shall add Employee as an additional insured under its current policy of directors and officers liability insurance and shall continue to insure Employee thereunder, or under any replacement policies in effect from time to time, during the Term.

         11. Severable Provisions. The provisions of this Agreement are severable and if any one or more provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.



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

         12. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns and Employee and his heirs and representatives. Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that this Agreement may be assigned by Employer to Parent or any affiliate of Parent in connection with any merger or acquisition of Employer by Parent or such affiliate.

         13. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior or contemporaneous agreements, written or oral, between Employee and Employer relating to the subject matter hereof. Any such prior or contemporaneous agreements are hereby terminated and of no further effect, and Employee, by the execution hereof, agrees that any compensation provided for under any such agreements is specifically superseded and replaced by the provisions of this Agreement.

         14. Amendment. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto and unless such writing is made by an executive officer of Employer (other than Employee). The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

         15. Governing Law. This Agreement is and shall be governed and construed in accordance with the laws of the State of California without giving effect to California's choice-of-law rules.

         16. Notice. All notices and other communications under this Agreement shall be in writing and mailed, telecopied or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

                  If to Employer:

                  Araios, Inc.
                  c/o CytRx Corporation
                  11726 San Vicente Boulevard, Suite 650
                  Los Angeles, California  90049
                  Facsimile:     (310) 826-5529
                  Attention:     CytRx Chief Executive Officer

                  If to Employee:

                  Mark A. Tepper, Ph.D.
                  508 Dudley Road
                  Newton, MA 02459
                  Facsimile:     (617) 244-0518



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

         17. Arbitration. The parties agree if any controversy or claim shall arise out of this Agreement or the breach hereof (other than claims (a) for equitable relief, including specific performance, injunctive relief or temporary restraining orders or (b) enforcing this Section 17 or an arbitration award granted in accordance herewith), and either party shall request that the matter be settled by arbitration the matter shall be settled exclusively by final and binding arbitration before JAMS (or its successor pursuant to the United States Arbitration Act, 9 U.S.C. Section 1 et seq.) in accordance with the provisions of JAMS' Streamlined Arbitration Rules and Procedures in effect at such time, by a single arbitrator, if the parties shall agree upon one, or by one arbitrator-appointee by each party and a third arbitrator appointed by the other arbitrators. In case of any failure of a party to make an appointment referred to above within two weeks after written notice of controversy, such appointment shall be made by JAMS. All arbitration proceedings shall be held in the City of Los Angeles, and each party agrees to comply in all respects with any award made in such proceeding and to the entry of a judgment in any jurisdiction upon any award rendered in such proceeding. All costs and expenses of arbitration (including costs of preparation therefore and reasonable attorneys' fees incurred in connection therewith) of the party prevailing in such arbitration shall be borne by the losing party to such arbitration or otherwise as directed by the arbitrator or arbitrators.

         18. Survival. Sections 7 through 17 shall survive the expiration or termination of this Agreement.

         19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

                                  "EMPLOYER"

                                  Araios, Inc.,
                                  a Delaware corporation


                                  By: /s/ Steven A. Kriegsman
                                      ----------------------------------
                                  Name:    Steven A. Kriegsman
                                  Title:   Chairman of the Board


                                  "EMPLOYEE"


                                  /s/ Mark A. Tepper
                                  --------------------------------------
                                  Mark A. Tepper, Ph.D.

                                   SCHEDULE 1

                              Description of Duties

Corporate

         o Monitor and support the timely delivery of Araios' near and long range strategic goals, business plan and budget as approved by the Board of Directors

         o Facilitate the sponsored research agreement between CytRx and the laboratory of Dr. Michael P. Czech

         o        Provide   staffing,   laboratory   facilities   and  equipment
                  necessary to execute the business  plan,  including  the Czech
                  SRA

         o Implement and oversee an intellectual property strategy to protect any developed or improved technology, including future patent claims, proprietary know-how, trade secrets, etc. related to Araios' overall business strategy

         o Implement and oversee a regulatory strategy that promotes the greatest chance of Araios achieving regulatory approval for its products

         o Promote Araios and its research activities to thought leaders in the scientific and medical communities

         o Interface with CytRx management concerning the strategic direction and operations of Araios

         o Create and communicate a vision for the organization that reflects the company's values and responds to the needs of various "stakeholders" (i.e., employees, customers, CytRx)

Financial

         o        Prepare and review  monthly,  quarterly  and annual actual vs.
                  budgeted operating results and present copies to CytRx

         o        Monitor cash flow, expenses and allocation of resources

         o        Anticipate  resource  needs,  set  priorities,   and  allocate
                  financial and human resources as appropriate

         o Create an annual budget that is approved by the Board of Directors

         o        Approve vendor invoices for payment by CytRx

         o Maintain local imprest bank account in the amount of $5,000 and provide detailed substantiation for CytRx reimbursement

Human Resources

         o        Recruit and retain the most  qualified,  talented  personnel -
                  "A" Team

         o Ensure that employees are aware of mission, objectives, individual responsibilities, and competencies critical to successful job performance

         o Set and communicate high standards of performance, evaluate performance objectives, and provide timely, candid feedback

         o        Establish  and  maintain  an  environment  where new ideas and
                  solutions   to  problems   are   solicited,   evaluated,   and
                  implemented

         o        Foster  internal  company  image  as  an  innovative,   highly
                  competent biopharmaceutical company developing opportunities for the personal and professional growth of its employees

         o Compliance with federal and state employment laws applicable to Araios employees

Personal

         o        Exercises   sound  judgment  in   decision-making   and  takes
                  intelligent business risks

         o Inspires trust by demonstrating high ethical standards and personal integrity

         o Makes effective and persuasive presentations, both oral and written, formal and informal

         o        Identifies   the  right   issues  to  be   communicated,   the
                  appropriate audience, vehicle, and time

         o        Skilled in negotiation and conflict resolution

                                   SCHEDULE 2

                                Bonus Milestones

                Tepper Employment Milestones and Key Deliverables

                              Through year end 2004


         General Milestones

         o Obtain approval of business plan, long range strategic plan and annual budget by Board of Directors

         o Recruitment of scientific staff: 3 chemists, 2 screeners, 2 protein expression scientists and additional staff in 2004 within the budget set forth in the business plan

         o Maintain consistent internal communication with the Board of Directors

         o Establish controls and procedures in accordance with the Sarbanes-Oxley Act

         o Submission of 1 grant to support Araios research (SBIR, ATP, DARPA, NIH, etc.) by mid 2004

         o        Generate  a  substantial   number  of  newsworthy  events,  in
                  addition to the formation of Araios, that warrant press release activity positively influencing the value of CytRx

         o        Establish  meaningful  relationships  with  pharmaceutical and
                  biotech   companies   for  potential   partnering,   strategic
                  alliances and/or licensing transactions

         o A minimum of one scientific publication and one presentation at a scientific or financial conference to further awareness of CytRx as permitted by appropriate intellectual property and trade secret protection

         o Assist in aligning Araios' strategy with CytRx's overall corporate strategy

         o Maintain a positive and proactive relationship with the University of Massachusetts (UMass), its executives and Office of Technology Management

         o Work with Dr. Czech and/or the UMass to assign, allocate or generate NIH monies from new or existing programs in type II Diabetes and Obesity



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         o        Keep  apprised  of new  developments  in the  field of type II
                  Diabetes and Obesity for possible mergers, acquisitions or strategic alliances

         o Maintain continued membership of Kahn, Rosett and Spiegelman on Scientific Advisory Board

         Scientific Milestones

         o        First Target Pathway Screen Initiated by Q1 `04

         o 3 drug targets/pathways screened in the area of type II Diabetes/Obesity

         o Initiate Hit to Lead chemistry program on at least 1 novel type II Diabetes/Obesity target

         o 1 structure-based chemical library generated around targets in the area of fatty acid metabolism

         o 1 pharmacophore-based compound library generated focused on type II Diabetes/Obesity drug target

         o Select at least 1 new novel target from Michael Czech's SRA for screening in Araios.